Exhibit 1

Joint Filing Agreement

As of September 15, 2006 and in accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, the undersigned agree to the joint filing of an Amendment No. 2 on Schedule 13D (including any and all further amendments thereto) with respect to the Common Stock of Farmer Bros. Co., a Delaware corporation, and further agree to the filing of this Agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file any and all amendments to such Amendment No. 2 on Schedule 13D.

The undersigned have signed this Joint Filing Agreement as of the date first written above.

By:	/s/ Carol Lynn Farmer Waite
Carol Lynn Farmer Waite

Survivor’s Trust created under the Roy F. Farmer and Emily Marjorie Farmer Revocable Living Trust dated December 14, 1990

By:	/s/ Jeanne Ann Farmer Grossman
Jeanne Ann Farmer Grossman, and
By:	/s/ Carol Lynn Farmer Waite
Carol Lynn Farmer Waite, as Co-Trustees

Marital Trust created under the Roy F. Farmer and Emily Marjorie Farmer Revocable Living Trust dated December 14, 1990

By:	/s/ Jeanne Ann Farmer Grossman
Jeanne Ann Farmer Grossman, and
By:	/s/ Carol Lynn Farmer Waite
Carol Lynn Farmer Waite, as Co-Trustees
By:	/s/ Richard Francis Farmer, Ph.D.
Richard Francis Farmer, Ph.D.
By:	/s/ Jeanne Ann Farmer Grossman
Jeanne Ann Farmer Grossman
By:	/s/ Emily Marjorie Farmer
Emily Marjorie Farmer

Farmer Equities, LP, a California limited partnership

By:	Carol L. Waite Trust, dated August 26, 1997, its General Partner
By:	/s/ Carol Lynn Farmer Waite
Carol Lynn Farmer Waite, Trustee

Carol L. Waite Trust, dated August 26, 1997

By:	/s/ Carol Lynn Farmer Waite
Carol Lynn Farmer Waite, Trustee

Jeanne F. Grossman Trust, dated August 22, 1997

By:	/s/ Jeanne Ann Farmer Grossman
Jeanne Ann Farmer Grossman, Trustee

Richard F. Farmer Revocable Living Trust, dated December 29, 1995

By:	/s/ Richard Francis Farmer
Richard F. Farmer, Trustee